Exhibit 23.1

CONSENT OF INDEPENDENTLY REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-228861) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of Synthorx, Inc. of our report dated March 12, 2019, with respect to the financial statements of Synthorx, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Diego, California

March 12, 2019